UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2021

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01.Other Events.

On May 28, 2021, PAVmed Inc. (the “Company”), through a newly formed subsidiary, Veris Health Inc. (“Veris”), acquired Oncodisc Inc. (“Oncodisc”), a digital health company with groundbreaking tools to improve personalized cancer care through remote patient monitoring.

The acquisition was completed pursuant to a stock purchase agreement dated May 28, 2021, by and among Veris, the Company, Oncodisc Holdings LLC (“Oncodisc Holdings”), James Mitchell, M.D., and Andrew Thoreson, M.D. Upon the closing of the acquisition, Veris issued approximately 19.6% of its equity interests to Oncodisc Holdings in exchange for all of the issued and outstanding equity interests of Oncodisc. The Company owns the remaining 80.4% of Veris’ equity interests. The Company also provided $155,250 in cash to pay off two Oncodisc convertible notes. The stock purchase agreement contains certain customary representations and warranties and covenants, including indemnification obligations and five-year non-compete provisions to which Drs. Mitchell and Thoreson will be subject.

Oncodisc was founded by Dr. Mitchell, who is joining Veris as its full-time Chief Medical Officer, and Dr. Thoreson, who will serve as a Veris consultant. Oncodisc’s core technologies include an intelligent implantable vascular access port with biologic sensors and wireless communication, combined with an oncologist-designed remote digital healthcare platform that provides patients and physicians with new tools to improve outcomes and optimize the delivery of cost-effective care through remote monitoring and data analytics. PAVmed will manage Veris through a management services agreement (as more fully described below) until such time that the Veris board of directors decides to engage a dedicated management team, and will finance its operations through intercompany advances until Veris decides to raise its own capital.

In connection with the acquisition, Veris, the Company and Oncodisc Holdings entered into a shareholders agreement. The shareholders agreement includes transfer restrictions, rights of co-sale, drag-along rights, voting provisions and other customary rights and obligations of the Company and Oncodisc Holdings with respect to their shares of Veris common stock. The shareholders agreement also provides that:

●	The board of directors of Veris will consist of up to four people, including up to three designated by the Company and one designated by Oncodisc Holdings.

●	Oncodisc Holdings will have certain anti-dilution rights. Except in the case of certain exempted issuances, if Veris issues any additional shares of Veris common stock, Veris is required to issue additional shares to Oncodisc Holdings as necessary for Oncodisc Holdings to maintain its percentage interest. Exempted issuances include, without limitation, the issuance of up to 2,000,000 shares of Veris capital stock to employees, directors, consultants or advisors of Veris pursuant to an equity plan approved by the Veris board of directors. In addition, issuances of convertible securities will not trigger the anti-dilution rights, unless and until such securities are converted into Veris common stock.

●	In the event Veris fails to achieve certain milestones by certain specified deadlines (subject to cure periods), Oncodisc Holdings will have the right, in its sole discretion, to require the Company to transfer to Oncodisc Holdings a percentage of the shares of Veris common stock then held by the Company (such percentage varying, up to 80%, depending on the milestone).

●	If Dr. Mitchell or Dr. Thoreson commits an act constituting “cause”, Veris has the right to redeem the shares of Veris common stock held by Oncodisc Holdings for a redemption price equal to 50% of the fair market value of such shares. If the board of directors of Veris determines that it is not in Veris’ best interests to pursue device or software products based on the Oncodisc technology, Veris has the right to redeem the shares of Veris common stock held by Oncodisc Holdings for a redemption price equal to 100% of the fair market value of such shares. In the latter case, the redemption price may be paid by transferring the existing Oncodisc intellectual property to Oncodisc Holdings.

The shareholders agreement, including the anti-dilution rights described above, terminates, subject to the survival of certain provisions, (i) upon the consummation of any transaction whereby any class of securities of Veris, any successor to Veris or any affiliate of the foregoing becomes publicly traded or listed on a securities exchange, market or quotation system (including a direct listing), (ii) upon the sale of all or substantially all the assets, business or capital stock of Veris, or (iii) upon the exercise by Veris of its redemption rights described above.

The Company and Veris also entered into a management services agreement, which provides for Veris to compensate the Company in exchange for the Company providing certain administrative, management and other services to Veris, including management and oversight of research and development and regulatory matters.

Dr. Mitchell entered into an employment agreement with the Company to serve as Vice President, Digital Health of the Company and the Chief Medical Officer of Veris, and Dr. Thoreson entered into a consulting agreement with Veris to continue to support the development of the Oncodisc technology. As compensation for their future services, subject to approval of the Company’s compensation committee, Drs. Mitchell and Thoreson will receive options to purchase 100,000 shares and 50,000 shares, respectively, of the Company’s common stock, to be granted under the Company’s Fourth Amended and Restated 2014 Long-Term Incentive Equity Plan. The agreements include intellectual property assignment and confidentiality provisions. The employment agreement also includes non-compete provisions.

On June 2, 2021, the Company issued a press release announcing the launch of Veris and the acquisition of Oncodisc. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2021

PAVMED INC.

By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer